Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

KaixinAuto Holdings

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type Carry	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Ordinary Shares, $0.00005 par value per share, Preferred Shares, Debt Securities, Warrants, Rights, and Units (1)	Rule 457(o)	(2)	–	$220,000,000	(3)	0.00011020	(4)	$24,244
Fees to be Paid	Equity	Ordinary Shares, $0.00005 par value per share	Other	47,007,661	–	$16,452,681.35	(5)	0.00011020	(4)	$1,813.09
Fees to be Paid	Equity	Ordinary Shares, par value $0.00005 per share, issuable upon the conversion of convertible Series F Preferred Shares	Other	50,000,000	–	$17,500,000	(5)	0.00011020	(4)	$1,928.50
Fees Previously Paid

Carry Forward Securities

Carry Forward Securities
	Total Offering Amounts					$33,952,681.35				$27,985.59
	Total Fees Previously Paid									–
	Total Fee Offset									–
	Net Fee Due									$27,985.59

Table 3: Combined Prospectuses

Security Type	Security Class Title (6)	Amount of Securities Previously Registered (7)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Ordinary Shares, $0.00005 par value per share, Preferred Shares, Debt Securities, Warrants, Rights, and Units (8)	(9)	$80,000,000	F-3	333-258450	February 16, 2023
Equity	Ordinary Shares, par value $0.00005 per share (10)	45,423,440	$81,762,192	F-3	333-258450	February 16, 2023
Equity	Warrants (11)	–	–	F-3	333-258450	February 16, 2023
Equity	Ordinary Shares, par value $0.00005 per share, issuable upon exercise of the Warrants (12)	7,138,863	$12,849,953.40	F-3	333-258450	February 16, 2023

(1)	Pursuant to General Instruction II.C. of Form F-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount registered, proposed maximum offering price per unit, and maximum aggregate offering price.
(2)	With respect to the primary offering, the registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed US$220,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	The fee rate used for the purpose of computing the amount of the registration fee is the effective fee rate since October 1, 2022.
(5)	Includes consideration to be received by the Registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $0.35, which is the average of the high and low prices of the registrant’s ordinary shares on June 23, 2023 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)) on the Nasdaq Stock Market.
(6)	No registration fee is payable in connection with the below-listed securities that were previously registered under the Prior Registration Statement and remain unsold, because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act.
(7)	Represents an aggregate number of securities that were previously registered under the Prior Registration Statement and remain unsold are included in this registration statement.
(8)	Represents an aggregate of 19,500,000 and 60,500,000 ordinary shares, preferred shares, debt securities, warrants, rights, and units previously registered pursuant to our registration on Form F-3 (File No. 333-258450), which we filed with the SEC on August 4, 2021, July 18, 2022, September 14, 2022, October 27, 2022, December 9, 2022 and February 2, 2023 and was declared effective by the SEC on February 16, 2023, for which we paid a registration fee of $2,127.45 and $5,608.35, respectively.
(9)	Represents an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed US$80,000,000.
(10)	Represents an aggregate of 45,423,440 ordinary shares registered pursuant to our registration on Form F-3 (File No. 333-258450), which we filed with the SEC on July 18, 2022, September 14, 2022, October 27, 2022, December 9, 2022 and February 2, 2023, and was declared effective by the SEC on February 16, 2023, for which we paid a registration fee of $8,920.26.
(11)	In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to such previously registered warrants.
(12)	Represents an aggregate of 7,138,863 ordinary shares registered pursuant to our registration on Form F-3 (File No. 333-258450), which we filed with the SEC on July 18, 2022, September 14, 2022, October 27, 2022, December 9, 2022 and February 2, 2023, and was declared effective by the SEC on February 16, 2023, for which we paid a registration fee of $1,401.93.